Exhibit 10.11

Shenzen Lease Agreement

(English Language Summary)

Name of Lease:	Shui Hing Manufacturing Factory Lease Agreement

Parties to Lease:	Warner Shui Hing Limited and Bogang Economic Development Company

Date of Lease:	January 1, 2003

Termination Date of Lease:	December 31, 2005

Location/ Property Leased:	Songshan Industrial Zone, Bogang Village. Shajing Town, Baoan District Shenzhen City Guangdong Province PRC

Size of Space:	Factory Area:	4,742.3 m2
	Dormitory Area:	1,952.3 m2

Payments:	$ 7,832 per month

Right to Terminate:	Termination upon 3 months notice to landlord and payment of charges until end of rental period.

Option to Extend:

Upon the agreement of the parties the lease may be extended upon terms similar to those contained herein. Warner Shui Hing Limited shall have a first right to enter into negotiations with the landlord for the leased space.

Transfer or Assignment:	Not addressed in the lease.

Uses allowed:	Operation of a machining factory and assembly of mechanical and plastic parts.